Exhibit 5.1

LOEB & LOEB LLP

345 Park Avenue
New York, NY 10154	Main	212.407.4000
	Fax	212.407.4990

December 12, 2022

Phoenix Motor Inc.
1500 Lakeview Loop
Anaheim, CA 92807

Re: Phoenix Motor Inc. – Registration Statement on Form S-1

To the addressees set forth above:

We have acted as special counsel to Phoenix Motor Inc., a Delaware corporation (the “Company”), in connection with its filing on the date hereof with the Securities and Exchange Commission (the “Commission”) of a registration statement on Form S-1 (as amended, the “Registration Statement”) under the Securities Act of 1933, as amended (the “Act”), relating to the registration of the offer and sale from time to time, in each case, by the selling Stockholder named in the Registration Statement (the “Selling Stockholder”) of (i) 61,421 outstanding shares (the “Commitment Shares”) of common stock, par value $0.0004 per share, of the Company (the Common Stock”) that were issued to the Selling Stockholder by the Company as consideration for the Selling Stockholder’s commitment to purchase shares of Common Stock pursuant to that certain Standby Equity Purchase Agreement, dated as of November 22, 2022, by and between the Company and the Selling Stockholder (the “Purchase Agreement”), and (iii) up to 3,973,665 shares of Common Stock (the “Advance Shares” and, together with the Commitment Shares, the “Shares”) that may be issued and sold to the Selling Stockholder from time to time by the Company pursuant to the Purchase Agreement. The term “Shares” shall include any additional shares of Common Stock registered by the Company pursuant to Rule 462(b) under the Act in connection with the transactions contemplated by the Registration Statement. This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or related prospectus or prospectus supplement (collectively, the “Prospectus”), other than as expressly stated herein with respect to the offer and sale of the Shares.

As such counsel, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of this letter. With your consent, we have relied upon certificates and other assurances of officers of the Company and others as to factual matters without having independently verified such factual matters. We have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to authentic original documents of all copies submitted to us as conformed and certified or reproduced copies. We are opining herein as to the General Corporation Law of the State of Delaware (the “DGCL”), and we express no opinion with respect to any other laws.

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Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof:

1.	The Commitment Shares have been duly authorized by all necessary corporate action of the Company and are validly issued, fully paid and nonassessable.

2.

The Advance Shares have been duly authorized by all necessary corporate action of the Company. When the Advance Shares shall have been duly registered on the books of the transfer agent and registrar therefor in the name or on behalf of the Selling Stockholder, and have been issued by the Company against payment therefor (not less than par value) in the circumstances contemplated by the Registration Statement and the Purchase Agreement, the Advance Shares will be validly issued, fully paid and nonassessable.

In rendering the foregoing opinions, we have assumed that (i) the Company complied or will comply with all applicable notice requirements regarding uncertificated shares provided in the DGCL, and (ii) the Company will issue and deliver the Advance Shares in the manner contemplated by the Registration Statement, the Prospectus and the Purchase Agreement.

This opinion is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Act. We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm in the Prospectus under the heading “Legal Matters.” In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Sincerely,

/s/ Loeb & Loeb LLP

Loeb & Loeb LLP